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                                                                                                    Exhibit 12

                                                                                                    Page 1

                                        GTE CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF THE RATIO OF EARNINGS TO FIXED CHARGES
                                             (Thousands of Dollars)

                                                   (Unaudited)


                                    Nine Months Ended                     Years Ended December 31
                                    September 30, 1994  1993        1992        1991        1990        1989
Net earnings available for fixed charges:
 Income from continuing operations               $1,758,286  $  989,803  $1,787,035  $1,528,102  $1,622,261
$1,550,450
 Add (deduct) -
   Income taxes                                  1,102,576   567,747     966,589     662,860     697,963
719,854
   Interest expense                              852,477     1,298,234   1,475,670   1,574,746   1,510,909
1,282,691
   Capitalized interest (net of
        amortization)                             (4,273)     (3,421)     (4,931)     (14,791)    (18,316)
(18,121)
   Preferred stock dividends of subsidiaries     13,929      22,162      23,429      25,317      28,697
33,775
   Additional income requirement on preferred
      stock dividends of subsidiaries            8,720       12,739      12,671      11,006      12,357
15,676
   Minority interests                            102,656     112,335     112,425     103,626     83,471
79,554
   Portion of rent expense representing
         interest                                     99,563     153,058     196,533     210,698     206,959
199,408
                                                  3,933,934   3,152,657   4,569,421   4,101,564   4,144,301
3,863,287
 Deduct - Minority interests                       (180,531)   (236,944)   (248,979)   (247,284)   (224,240)
(211,816)
           Adjusted earnings available
               for fixed charges from
               continuing operations             $3,753,403  $2,915,713  $4,320,442  $3,854,280  $3,920,061
$3,651,471

Fixed Charges:
 Interest charges                                $  852,477  $1,298,234  $1,475,670  $1,574,746  $1,510,909
$1,282,691
 Preferred dividends of subsidiaries             13,929      22,162      23,429      25,317      28,697
33,775
 Additional income requirement on preferred
    dividends of subsidiaries                    8,720       12,739      12,671      11,006      12,357
15,676
 Portion of rent expense representing
       interest                                       99,563     153,058     196,533     210,698     206,959
199,408
                                                  974,689     1,486,193   1,708,303   1,821,767   1,758,922
1,531,550
 Deduct - Minority interests                        (51,693)    (78,421)    (86,504)    (89,479)    (91,730)
(80,287)
           Adjusted fixed charges                $  922,996  $1,407,772  $1,621,799  $1,732,288  $1,667,192
$1,451,263

Ratio of Earnings to Fixed Charges - continuing
   operations                                  4.07        2.07        2.66        2.22        2.35        2.52






                                                                                                    Exhibit 12
Page 2
                                        GTE CORPORATION AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF THE RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                             (Thousands of Dollars)

                                                   (Unaudited)

                                    Nine Months Ended                     Years Ended December 31
                                    September 30, 1994  1993        1992        1991        1990        1989
Net earnings available for fixed charges
and preferred stock dividends:
 Income from continuing operations               $1,758,286  $  989,803  $1,787,035  $1,528,102  $1,622,261
$1,550,450
 Add (deduct) -
   Income taxes                                  1,102,576   567,747     966,589     662,860     697,963
719,854
   Interest expense                              852,477     1,298,234   1,475,670   1,574,746   1,510,909
1,282,691
   Capitalized interest (net of
        amortization)                             (4,273)     (3,421)     (4,931)     (14,791)    (18,316)
(18,121)
   Preferred stock dividends of subsidiaries     13,929      22,162      23,429      25,317      28,697
33,775
   Additional income requirement on preferred
      stock dividends of subsidiaries            8,720       12,739      12,671      11,006      12,357
15,676
   Minority interests                            102,656     112,335     112,425     103,626     83,471
79,554
   Additional income requirement on preferred
      stock dividends of Parent                  5,215       10,246      14,241      15,991      18,802
22,085
   Portion of rent expense representing
         interest                                     99,563     153,058     196,533     210,698     206,959
199,408
                                                  3,939,149   3,162,903   4,583,662   4,117,555   4,163,103
3,885,372
 Deduct - Minority interests                        (180,531)              (236,944)   (248,979)   (247,284)
(224,240)                                           (211,816)
    Adjusted earnings available for fixed
     charges and preferred stock
      dividends - continuing operations          $3,758,618  $2,925,959  $4,334,683  $3,870,271  $3,938,863
$3,673,556

Fixed Charges and preferred stock dividends:
 Interest charges                                $  852,477  $1,298,234  $1,475,670  $1,574,746  $1,510,909
$1,282,691
 Preferred dividends of subsidiaries             13,929      22,162      23,429      25,317      28,697
33,775
 Additional income requirement on preferred
    dividends of subsidiaries                    8,720       12,739      12,671      11,006      12,357
15,676
 Preferred stock dividends of Parent             8,331       17,825      26,331      36,785      43,662
47,583
   Additional income requirement on preferred
      stock dividends of Parent                  5,215       10,246      14,241      15,991      18,802
22,085
 Portion of rent expense representing
       interest                                       99,563     153,058     196,533     210,698     206,959
199,408
                                                  988,235     1,514,264   1,748,875   1,874,543   1,821,386
1,601,218
 Deduct - Minority interests                        (51,693)    (78,421)    (86,504)    (89,479)    (91,730)
(80,287)
           Adjusted fixed charges                $  936,542  $1,435,843  $1,662,371  $1,785,064  $1,729,656
$1,520,931

Ratio of Earnings to Fixed Charges and
   preferred stock dividends -
     continuing operations                     4.01        2.04        2.61        2.17        2.28        2.42

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